                          SCHEDULE 14A INFORMATION

                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           ANGELICA CORPORATION
             (Name of Registrant as Specified in our Charter)
                                  N/A
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total Fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of our filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                                   Angelica
                                    [Logo]

           Dear Shareholder:

               It is my pleasure to invite you to Angelica's 2000 Annual Meeting of Shareholders at 10:00 a.m. on Tuesday, May 23, 2000, at the Saint Louis Club, 14th Floor, 7701 Forsyth Boulevard, Clayton, Missouri. We will review Angelica's Fiscal Year 2000 performance and answer your questions. Enclosed with this Proxy Statement are your proxy card and the Fiscal 2000 Annual Report.

               I look forward to seeing you on May 23 and would like to take this opportunity to remind you that your vote is important.

                                   Sincerely,

                                  /s/ Don W. Hubble

                                  Don W. Hubble
                                  Chairman, President
                                  and Chief Executive Officer

           April 13, 2000
           424 South Woods Mill Road
           Chesterfield, Missouri 63017-3406

                                   Angelica
                                    [Logo]

           424 South Woods Mill Road
           Chesterfield, MO 63017-3406

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              Date: Tuesday, May 23, 2000
                              Time: 10:00 a.m.
                              Place: Saint Louis Club, 14th Floor
                                     7701 Forsyth Boulevard
                                     Clayton, Missouri

           MATTERS TO BE VOTED ON:

               1. Election of two Directors to serve for three-year
                  terms.

               2. Any other matters that may be properly brought
                  before the meeting or any adjournment thereof.

           This Proxy Statement, proxy card and the Company's Fiscal 2000 Annual Report to Shareholders were distributed to shareholders on or about April 13, 2000.

                                 By order of the Board of Directors,

                                 /s/ Steven L. Frey

                                 Steven L. Frey
                                 Vice President, General
                                 Counsel and Secretary

           April 13, 2000

                        GENERAL INFORMATION

WHO CAN VOTE

    Shareholders of Angelica Corporation as of the close of business on March 30, 2000 are entitled to vote at the Annual Meeting. On March 30, 2000, 8,675,609 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock is entitled to vote on each matter to be considered at the meeting. The enclosed proxy card shows the number of shares which you are entitled to vote. The shares on your card represent all your shares registered in your name on our records, including those in the Company's dividend reinvestment plan, and employee benefit plans and shares credited to your savings plan account held in custody by the trustee, UMB Bank.

    If you receive more than one proxy card, it is an indication that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name or names and address. You may do this by contacting our transfer agent, UMB Bank at (800) 884-4225.

    Shareholders do not have the right to cumulate their votes for one or more of the Directors standing for election. Your individual vote is confidential and will not be disclosed to third parties.

HOW TO VOTE

    This year, you can simplify your voting and save the Company added expense by voting by phone by calling 1-800-758-6973 or voting via the Internet at http://www.umb.com/proxy. Telephone and Internet voting information is provided on the proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

    If your shares are held in "street name," you will need to follow the voting instructions on the form you receive from your broker or other nominee. The availability of telephone and Internet voting will depend on their voting processes.

    You may revoke your proxy at any time before it is voted at the meeting by executing a later-voted proxy by telephone or Internet or mail, by voting by ballot at the meeting, or by filing an instrument of revocation with the inspectors of election in care of the Corporate Secretary of the Company.

HOW PROXIES WORK

    The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize the persons designated as proxies by the Board to vote your shares at the meeting in the manner you direct. You may vote for both, one or none of the Directors standing for re-election. If you return your signed proxy card but do not indicate your voting preferences, the designated proxies will vote, on your behalf, FOR each of the nominees for Director. The Board of Directors recommends you vote FOR the re-election of each of the Directors.

REQUIRED VOTES

    A majority of the issued and outstanding shares entitled to vote must be represented at the meeting in person or by proxy in order to have a quorum. If a quorum is present at the meeting, then the two nominees for Director who receive the highest number of the votes cast will be elected. If you withhold votes in election of Directors, your shares will be counted as present at the meeting for quorum purposes. Because the votes to elect Directors are based upon a plurality of the votes cast, votes withheld will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for a proposal because they have no discretionary voting authority and have not received instructions as to how to vote on the proposal (so-called "broker nonvotes") are not considered as represented at the meeting and will not affect the outcome of the vote.

    Proxies will be inspected and tabulated by UMB Bank, our transfer agent.

ATTENDING THE ANNUAL MEETING

    When you vote, indicate if you plan to attend the Annual Meeting. You will need proof of ownership to be admitted to the meeting if you are a beneficial owner of Common Stock held by a bank or broker. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your Common Stock held in street name, you will have to get a proxy in your name from the registered holder.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    If any shareholder wants to submit a proposal for inclusion in the proxy material for the 2001 Annual Meeting, it must be received by the Corporate Secretary by December 17, 2000. Proposals not in full conformity with the applicable rules of the Securities and Exchange Commission may be excluded from the proxy statement. In addition, under our By-Laws, shareholder proposals, including recommendations of candidates for Director, which are not included in the proxy statement may be considered at the Annual Meeting if the shareholder gives timely notice of the proposal or nomination in proper written form to the Corporate Secretary. To be timely, a shareholder's notice must be received by the Company not less than 30 days nor more than 60 days prior to the date of the meeting. To be in proper written form, a shareholder's notice to the Corporate Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the number of shares of Common Stock of the Company which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

    Any shareholder recommendation concerning Director candidates must be accompanied by: (i) the name and address of the shareholder and the number of shares of the Company's Common Stock owned by the shareholder, and (ii) a statement from the candidate indicating his or her willingness to serve if elected and disclosing principal occupations or employment of the candidate over the past five years. Such written recommendation and statement must be received not less than 30 days nor more than 60 days prior to the date of the Annual Meeting.

SOLICITATION OF PROXIES

    Proxy materials were first mailed to shareholders on or about April 13, 2000. Corporate Investor Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of approximately $6,000, plus out-of-pocket expenses. The Company will bear the entire cost of solicitation of proxies. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy materials to the owners of Common Stock. Officers and regular employees of the Company may also solicit proxies, but they will not be specifically compensated for such services.

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

INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP has served as independent public accountants for the Company since 1954, and the Board of Directors has once again selected that firm to serve in that capacity. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. These representatives may make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

OTHER MATTERS

    We do not know of any other matters to be presented or acted upon at the meeting. Under our By-Laws, no business other than that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by valid proxies will be voted in accordance with the judgment of the person or persons designated as proxies in the proxy card.

                       THE BOARD OF DIRECTORS

QUALIFICATIONS OF DIRECTORS

    Mr. Leslie F. Loewe, whose term will expire with this Annual Meeting, is not standing for re-election. However, his valued advice and counsel will continue to be available to the Company as he will serve as an advisory member of the Board for a one-year period. With the retirement of Mr. Loewe from the Board, the Board of Directors will consist of eight Directors, of whom seven will be outside Directors. The Board is divided into three classes, two classes of three members and one class of two members each, with one class standing for election each year for a three-year term. The Board voted to amend the Company's By-Laws to reduce the number of Directors from nine to eight effective May 23, 2000. Our Board believes that all of the outside directors act independently from management, do not have any relationships that would interfere with their free exercise of judgment, and are eligible to serve on the Audit Committee, the Corporate Governance and Nominating Committee, or the Compensation and Organization Committee under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service.

                       ELECTION OF DIRECTORS
                       (Item 1 on Proxy Card)

    Nominees for election this year are David A. Abrahamson and William P. Stiritz, each for a term of three years expiring in 2003.

    If any Director is unable to stand for re-election, the Board may, by resolution, amend the By-laws to provide for a lesser number of Directors or designate a substitute. In the latter event, shares represented by proxies may be voted for the substitute nominee.

    The elections of Directors are based upon a plurality of the votes cast in each election. The two persons with the highest vote totals will be elected to terms of three years. Your Board recommends a vote FOR the re-election of these Directors.

    Information concerning each of the Directors standing for re-election or continuing in office is presented below.

NOMINEES FOR TERMS ENDING IN 2003

DAVID A. ABRAHAMSON                              Director since 1997

    Mr. Abrahamson, age 60, has been Chairman of of Medicine Shoppe International, Inc. (a retail drug store franchiser) since March 1, 2000. He served as President and Chief Executive Officer from May, 1990 to March 1, 2000. Mr. Abrahamson also served as Executive Vice President of Cardinal Health Inc. from August, 1996 to April, 1999.

WILLIAM P. STIRITZ                               Director since 1983

    Mr. Stiritz, age 65, is Chairman, Chief Executive Officer and President of Agribrands International, Inc. (an international animal feed processor). He serves as Chairman of the Board of Ralston
Purina Company, Ralcorp Holdings, Inc. and Energizer Holdings, Inc. and was formerly Chief Executive Officer and President of Ralston Purina Company from 1981 until 1997. In addition to these companies, Mr. Stiritz serves on the Boards of American Freightways Corporation, Ball Corporation, The May Department Stores Company, Reinsurance Group of America Incorporated and Vail Resorts, Inc.

TO CONTINUE IN OFFICE FOR TERMS ENDING IN 2002

EARLE H. HARBISON, JR.<F*>                       Director since 1986

    Mr. Harbison, age 71, has been Chairman of the Board of Harbison Corporation (a manufacturer of molded plastic containers) since 1993. Mr. Harbison retired from Monsanto Company where he was a member of the Board of Directors from 1986 to 1993, Chairman of the Executive Committee from January to September, 1993, and President and Chief Operating Officer from 1986 to January, 1993. Mr. Harbison is a director of RightCHOICE Managed Care, Inc.

CHARLES W. MUELLER                               Director since 1996

    Mr. Mueller, age 61, has been Chairman, President and Chief Executive Officer of Ameren Corporation since January 1, 1998. Mr. Mueller served as President, Chief Executive Officer and Director of Union Electric Company, the predecessor of Ameren, from January 1, 1994, to January 1, 1998 and President and Director from July 1, 1993 to January 1, 1994. He was Senior Vice President-Administrative Services from 1988 to July 1, 1993. Mr. Mueller is a Director and serves as Deputy Chairman of the Federal Reserve Bank of St. Louis.

WILLIAM A. PECK, M.D.                            Director since 1996

    Dr. Peck, age 66, has been Dean of the School of Medicine since 1989 and Executive Vice Chancellor for Medical Affairs, Washington University since 1993. Dr. Peck is a director of Allied Healthcare Products, Inc., Hologic, Inc., Reinsurance Group of America
Incorporated and TIAA-CREF Trust Company.

TO CONTINUE IN OFFICE FOR TERMS ENDING IN 2001

SUSAN S. ELLIOTT                                 Director since 1998

    Ms. Elliott, age 62, is Chairman and Chief Executive Officer of Systems Service Enterprises, Inc. (SSE) (a desktop information technology services company), which she founded in 1966. Ms. Elliott is a Director and serves as Chairman of the Federal Reserve Bank of St. Louis.

DON W. HUBBLE                                    Director since 1998

    Mr. Hubble, age 60, joined the Company as Chairman, President and Chief Executive Officer on January 1, 1998. Mr. Hubble was
President of National Service Industries, Inc. from 1994 to 1996. He also served as Chief Operating Officer from 1993 to 1996 and Executive Vice President from 1988 to 1994.

H. EDWIN TRUSHEIM<F*>                            Director since 1980

    Mr. Trusheim, age 72, retired as Chairman of the Board of GenAmerica (the successor company to General American Life Insurance Company) in January, 1995. Mr. Trusheim served as Chairman of the Board of that company from May, 1992 to January, 1995 and as Chairman of the Board and Chief Executive Officer from 1986 to May, 1992. Mr. Trusheim is a Director of Laclede Gas Company, RehabCare Group, Inc., and Reinsurance Group of America Incorporated.


[FN]
-------

<F*> The Company's By-Laws provide that if a Director attains his 72nd birthday prior to the expiration of his term, he or she shall serve until the next Annual Meeting at which time he or she must retire as a Director, except that a majority of the Directors may vote to waive the mandatory retirement requirement. Such action has been taken with respect to Mr. Trusheim.

COMMITTEES OF THE BOARD

    In order to fulfill its responsibilities, our Board delegates to its four Committees the authority to consider certain matters and report to the Board with appropriate recommendations. To enhance the effectiveness of the Committees:

    * All but the Executive Committee are chaired by an outside
      Director.

    * Reports of Committee activities are given at each Board meeting following Committee action.

    Descriptions of the principal functions of the Committees, the current membership of the Committees, and the number of meetings held during fiscal year 2000 are as follows:

AUDIT COMMITTEE

Members:                     H. Edwin Trusheim (Chairman)
                             David A. Abrahamson
                             Earle H. Harbison, Jr.
                             William A. Peck
                             (all outside Directors)

Number of Meetings:          Four

Functions:                   In compliance with its Charter, reviews
                             the Company's auditing, accounting, financial reporting and internal control functions and monitors compliance with the Company's Code of Conduct. This Committee also recommends the firm of independent public accountants that the Company should retain for the next fiscal year.

COMPENSATION AND ORGANIZATION COMMITTEE

Members:                     Earle H. Harbison, Jr. (Chairman)
                             Charles W. Mueller
                             William P. Stiritz
                             H. Edwin Trusheim
                             (all outside Directors)

Number of Meetings:          Two

Functions:                   Reviews and approves executive compensation
                             and employee benefit plans and programs, including their establishment, modification and administration.

EXECUTIVE COMMITTEE

Members:                     Don W. Hubble (Chairman)
                             Earle H. Harbison, Jr.
                             H. Edwin Trusheim
                             (a majority of outside Directors)

Number of Meetings:          None

Functions:                   The Executive Committee has the power to act
                             on behalf of the Board whenever the Board is not in session.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members:                     Charles W. Mueller (Chairman)
                             Susan S. Elliott
                             Leslie F. Loewe
                             William P. Stiritz
                             (all outside Directors)

Number of Meetings:          One

Function:                    Recommends nominees for election as Director
                             of the Company, recommends nominees for Board
                             Committee appointment, and recommends candidates for appointment as corporate officers. Also recommends a Corporate Governance Plan for the Company and monitors ongoing application of its provisions.

DIRECTOR COMPENSATION

    Directors who are employed by the Company do not receive compensation for serving as Director. Outside Directors are compensated as follows:

      Annual Board retainer.......................... $16,000
      Board attendance fee (per meeting).............   1,250
      Telephone Board Meeting fee (per meeting)......     450
      Committee attendance fee (per meeting).........     700

    The annual Board retainer fee is paid in shares of Common Stock pursuant to the Non-Employee Directors Stock Plan (described below).

    NON-EMPLOYEE DIRECTORS STOCK PLAN. Under this plan, each non-employee Director receives 100% of his or her Annual Board retainer fee in shares of Common Stock based upon the fair market value of the stock on the date of the Annual Meeting. A portion of the shares received as the Annual Board retainer fee will be forfeited if the Director serves less than ten months after the Annual Meeting. In addition, each non-employee Director receives a grant of 100 shares of Common Stock each year under the Plan. New non-employee Directors receive, upon initial election to the Board, 400 shares of Common Stock. Stock granted under the plan is forfeitable until earned out pursuant to a schedule based upon years of participation in the plan and the Director's age at the time of entering the plan. Options to purchase 2,000 shares of Common Stock are also granted annually under the plan to each non-employee Director. The option price of these shares is 100% of the fair market value of the shares on the date of the Annual Meeting. The options typically vest and become exercisable ratably over a five year period and will vest and become exercisable in full upon a non-employee Director's retirement.

    DEFERRED COMPENSATION OPTION PLAN FOR NON-EMPLOYEE
DIRECTORS. Four Directors have elected to participate in the Deferred Compensation Option Plan for Directors. Upon election to the Board, a Director may, at his or her election, defer $5,000 to $10,000 of Board meeting and Committee meeting fees annually for a period, not to exceed four years. In exchange, the Director is entitled to receive at retirement, a retirement benefit payment payable over 15 years. The amount of the retirement benefit is a function of the amount of compensation deferred and certain actuarial factors.

DIRECTOR ATTENDANCE

    The Board of Directors met a total of seven times during the fiscal year ended January 29, 2000. All of the Directors attended at least 75% of the total meetings which were held by the Board and its respective Committees and which each respective Director was eligible to attend, except for Dr. Peck.

                     BENEFICIAL STOCK OWNERSHIP

    The table below lists those persons known by the Company to own five percent or more of the outstanding shares of Common Stock as of March 30, 2000:

                                                     BENEFICIALLY OWNED DIRECTLY
                                                            OR INDIRECTLY
                                                     ---------------------------
                                                      SHARES OF         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                 COMMON STOCK       OF CLASS
------------------------------------                 ------------       --------

First Pacific Advisors, Inc.<F1>..............        1,559,800           18.0%
11400 Olympic Boulevard
Los Angeles, CA 90064

Dimensional Fund Advisors, Inc.<F2>...........          742,700            8.6%
1299 Ocean Avenue, 11th Fl.
Santa Monica, CA 90401

-------
<F1> Stated information is based on a Schedule 13G, dated February 8, 2000, filed with the Securities and Exchange Commission. First Pacific Advisors, Inc., an investment advisor, has shared voting power as to 635,500 shares and shared dispositive power as to 1,559,800 shares. A separate Schedule 13G, dated February 8, 2000, was also filed for FPA Capital Fund, Inc., an investment company, which has sole voting power as to 504,300 shares and shared dispositive power as to 504,300 shares. These shares are included in the number of shares shown as beneficially owned by First Pacific Advisors, Inc.
<F2> Stated information is based on a Schedule 13G, dated February 11, 2000, filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 742,700 shares as of December 30, 1999. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

                     MANAGEMENT STOCK OWNERSHIP

    The table below shows the number of shares of Common Stock of the Company each Director and current executive officer listed in the Summary Compensation Table ("Named Executive Officer") beneficially owned as of March 30, 2000. Each Director or Named Executive Officer beneficially owns less than one percent, except for Mr. Hubble who owns 1.4%, and all Directors and executive officers as a group, including the Named Executive Officers, own 3.6% of the Company's Common Stock plus options that are exercisable within 60 days after March 30, 2000.

                                                                   NUMBER OF SHARES BENEFICIALLY
                                                                    OWNED DIRECTLY OR INDIRECTLY
                                                                        AS OF MARCH 30, 2000
                                                             ----------------------------------------
                                                                             OBTAINABLE
                                                                              THROUGH
                                                                            STOCK OPTION
                                                              OWNED<F1>     EXERCISE<F2>       TOTAL
                                                              ---------     ------------      -------
David A. Abrahamson.....................................         3,244            800           4,044
Theodore M. Armstrong...................................        17,221<F3>     57,800          75,021
Susan S. Elliott........................................         2,526            640           3,166
Steven L. Frey..........................................         1,000          2,500           3,500
Earle H. Harbison, Jr...................................         5,841          7,000          12,841
Don W. Hubble...........................................        50,285<F4>     72,916         123,201
Charles W. Mueller......................................         4,617<F5>      2,400           7,017
Charles D. Molloy, Jr...................................         5,168         11,500          16,668
William A. Peck.........................................         4,617          2,400           7,017
William P. Stiritz......................................         5,991          7,000          12,991
H. Edwin Trusheim.......................................         6,191          7,000          13,191
Alan D. Wilson..........................................         7,564         30,500          38,064
All Executive Officers and Directors as a group
  (15 persons)..........................................       114,838        205,706         320,544

-------
<F1> Includes 600 shares for Mr. Abrahamson, 600 shares for Ms. Elliott, 1,550 shares for Mr. Harbison, 800 shares for Mr. Mueller, 800 shares for Dr. Peck, 1,700 shares for Mr. Stiritz, and 1,850 shares for Mr. Trusheim, all held under the Company's 1994 Non-Employee Directors Stock Plan or its predecessor Non-Employee Directors Stock Plan. With respect to these shares, the named Directors have sole voting power and no current dispositive power, except for 1,550 shares held by Mr. Harbison, 850 shares held by Mr. Stiritz, and 1,850 shares held by Mr. Trusheim, which are nonforfeitable.
<F2> Stock options exercisable within 60 days after March 30, 2000.
<F3> Mr. Armstrong disclaims beneficial ownership of 200 shares included above which are held by a trust for his father of which he is co-trustee.
<F4> Mr. Hubble disclaims beneficial ownership of 1,000 shares included above which are held by his wife.
<F5> Mr. Mueller disclaims beneficial ownership of 4,617 shares included above which are held by his wife's living trust.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its Directors and executive officers were complied with in fiscal 2000.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, each as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Organization Committee Report on Executive Compensation and the Stock Performance Graph on page 20 shall not be incorporated by reference into any such filings.

           COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                     ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The objectives of Angelica's executive compensation programs are to motivate management to create shareholder value by making an executive's aggregate compensation generally commensurate with performance and the attainment of predetermined financial and strategic objectives. The Compensation and Organization Committee of the Board of Directors (the "Committee") which consists entirely of outside Directors, has overall responsibility to administer the executive compensation programs, policies and practices.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

    In fiscal year 1999, the Company engaged Watson Wyatt & Associates, a nationally recognized expert on executive compensation, to review and assist in developing a compensation program that would motivate management in a manner consistent with the desire to increase shareholder value and that would be competitive within the marketplace in which the Company competes for executive talent. Based on this study, the Company developed an executive compensation program with total cash compensation consisting of both base salary and incentive compensation.

    An executive's base salary is established within a range deemed to be competitive with other companies that are considered to be the Company's competitors for executive talent. In setting the base salary range for executives in the Company's various operating divisions, the Committee considers compensation packages offered by companies in competitive markets, such as textile service companies, image apparel manufacturing companies and specialty retail companies.

    Since there are no companies with a mix of business lines substantially similar to the Company, taken as a whole, the compensation packages for those officers who have responsibilities relating to all of the Company's business lines, are compared to the compensation packages of comparable officers of companies of similar size and complexity as the Company. For these officers, the Committee uses a variety of nationally published surveys in order to develop a median range of compensation. The surveys cover many companies (that are not necessarily the same companies included in the Value Line Industrial Services peer group utilized in the Stock Performance Graph) and deal with a variety of factors such as labor force, sales or revenue, location and market. Base salary is maintained within the target range developed by the surveys. Although factors such as location, experience and performance can affect where in the range total cash compensation falls, attempts are made to maintain total base salary at the median of the range.

INCENTIVE COMPENSATION

    Incentive compensation can range from 0 to 80% of an individual's base salary. The maximum amount which can be earned varies depending on the individual's grade level and area of responsibility.

Only those individuals whose performance would have a measurable impact on shareholder value are eligible for incentive compensation. Generally, this includes the Chief Executive Officer, those officers of the Company who directly report to the Chief Executive Officer ("direct reports"), and other employees who are no more than two reporting levels below the direct reports. The ranges for those eligible for incentive compensation are from 0-25% to 0-80%. The Chief Executive Officer's range is 0-80% and all other Named Executive Officers are assigned a range of 0-60%.

    In order to earn incentive compensation, individual, as well as division and corporate goals, must be attained. Goals are established specifically to motivate management to increase earnings and shareholder value. In fiscal 2000, these goals included growth in earnings per share, growth in return on net assets and growth in revenues in addition to individual performance goals within the participant's area of responsibility. Corporate and division financial and revenue goals are set by the Chief Executive Officer with approval of the Committee. Individual goals are set by the participant's immediate superior.

    Inasmuch as the Company's earnings per share in fiscal 2000 were below a threshold level for the payment of incentive compensation, neither the Chief Executive Officer nor any of the Named Executive Officers received any incentive compensation, except for Mr. Frey who received a bonus of $20,000, guaranteed as part of his initial employment package.

OTHER TYPES OF COMPENSATION RECEIVED BY EXECUTIVES

    The Committee believes that executives who own the Company's Common Stock will be more motivated to work towards increasing shareholder value. The Stock Bonus and Incentive Plan encourages employees to invest in the Company's Common Stock by allowing the executive to elect to receive up to one-half of his or her annual incentive award in shares of the Company's Common Stock and by providing a Company match of 50% of the amount elected, also payable in the Company's Common Stock, as incentive to invest in the Common Stock. The Plan requires that the employee's investment in Common Stock be retained for three years after the election and that the Company Match be subject to forfeiture for five years in the event that an executive's employment with the Company terminates, encouraging employees to continue to work for the long-term increase in the price of the Common Stock. The ability of participants to elect to receive a portion of his or her annual incentive award in shares of the Company's Common Stock under the Plan was suspended for fiscal year 2000.

    To further encourage employees to work toward the growth of shareholder value, the Committee periodically awards stock options to various employees under the Angelica Corporation 1994 and 1999 Performance Plans. This gives employees the opportunity to buy Common Stock at option prices which, at the time of exercise, may be below the then market value. The option price is the fair market value on the date of grant. Options become exercisable ratably over three to five years, provided the executive remains employed by the Company. The grant of stock options is strictly discretionary; however, the employee's performance and grade level, as well as total grants outstanding, are considered in determining the amount of option grants. The amount an employee may realize from the option grants depends on the market price of the Company's Common Stock at the time that the underlying stock is sold by the executive. The decision of when to exercise an option and when to sell the underlying stock, thus realizing the value, is determined by each individual executive. For fiscal 2000, the Named Executive Officers received the following option grants: Mr. Armstrong, 10,000 shares; Mr. Burnham, 10,000 shares; Mr. Frey, 10,000 shares; Mr. Hubble, 25,000 shares; Mr. Molloy, 10,000 shares; and Mr. Wilson, 10,000 shares.

CEO COMPENSATION

    The Committee's general approach in establishing the Chief Executive Officer's annual cash compensation is to seek to be competitive with other companies of comparable size and business scope, while at the same time having a large percentage of his total cash compensation based upon performance criteria. While this may result in a fluctuation in the actual level of compensation from year to year, the Committee believes that its objective appropriately motivates the Chief Executive Officer toward clearly defined goals, while maintaining some certainty in the level of compensation through the non-performance-based salary portion of total compensation. The grant of 25,000 stock options to Mr. Hubble in fiscal 2000 as well as his participation in the Stock Bonus and Incentive Plan in fiscal 1999, is in accordance with the Committee's philosophy that the Chief Executive Officer be encouraged to maintain a significant stock ownership position in order to align his interest with those of the Company's shareholders. The ability of participants, including the Chief Executive Officer, to elect to receive a portion of his or her annual incentive award in shares of the Company's Common Stock under the Stock Bonus and Incentive Plan was suspended for fiscal 2000.

    During fiscal 2000, the Committee increased Mr. Hubble's base salary from $375,000 to $394,000 per annum. Mr. Hubble's incentive compensation for fiscal 2000 was set at up to 80% of his base salary, but he did not receive any incentive compensation for fiscal year 2000 as a result of the Company's earnings per share in fiscal 2000 being below a threshold level for the payment of incentive compensation.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION

    Although no executive officer currently receives in excess of $1,000,000 of compensation annually, the Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the Committee, necessary or appropriate to further goals of the Company's executive compensation program, or otherwise is in the Company's best interests.

    Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to change these policies at such time in the future and in such manner as the Committee deems necessary or appropriate.

    SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

    E. H. Harbison, Jr., Chairman               W. P. Stiritz
    C. W. Mueller                               H. E. Trusheim

                 COMPENSATION OF EXECUTIVE OFFICERS

    The table below summarizes the amounts paid to the Chief Executive Officer and each of the four next highest paid executive officers at the end of fiscal 2000. The table includes Michael E. Burnham, who served as Vice President and President of Life Uniform and Shoe Shops until June 21, 1999 and who would have been included in the Table as one of the four next highest compensated executive officers but for his termination of employment with the Company prior to the end of fiscal 2000.

                     SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                                                      -------------------------
                                                     ANNUAL COMPENSATION                        AWARDS
                                        -------------------------------------------   -------------------------
                                                                  BONUS               RESTRICTED                     ALL OTHER
                                 FISCAL              ------------------------------      STOCK                        COMPEN-
                                  YEAR                           NONCASH     TOTAL     AWARD (S)                      SATION
NAME AND PRINCIPAL POSITION      ENDING  SALARY<F1>     CASH     <F2><F3>    BONUS    ($)<F2><F3>   OPTIONS (#)       ($)<F4>
---------------------------      ------  ----------   --------   --------  --------   -----------   -----------      ---------

Don W. Hubble<F5>                1/29/00  $390,833          --        --         --          --        25,000        $  3,000
Chairman, President and          1/30/99   375,000    $130,000   $70,000   $200,000    $ 35,000            --              --
CEO                              1/31/98    31,250      14,583        --     14,583     575,000<F6>   100,000              --

Theodore M. Armstrong            1/29/00   194,167          --        --         --          --        10,000           3,000
Senior Vice President--          1/30/99   174,833      35,000    35,000     70,000      17,500         7,000             600
Finance & Administration         1/31/98   164,000      35,568     8,892     44,460       4,446            --             600
and Chief Financial Officer

Michael E. Burnham<F7>           1/29/00    65,648          --        --         --          --        10,000          85,262<F8>
Formerly Vice President and      1/30/99   129,792      13,281     4,427     17,708       2,213         8,000             600
President, Life Uniform and      1/31/98   113,750      43,905     4,878     48,783       2,439            --             600
Shoe Shops segment

Steven L. Frey<F9>, Vice         1/29/00   116,250      20,000        --     20,000          --        10,000             506
President, General Counsel       1/30/99        --          --        --         --          --            --              --
and Secretary                    1/31/98        --          --        --         --          --            --              --

Charles D. Molloy, Jr.           1/29/00   183,750          --        --         --          --        10,000           3,000
Vice President. Also             1/30/99   164,319      37,500    12,500     50,000       6,250        12,000             600
President, Manufacturing         1/31/98   119,166      25,666     6,417     32,083       3,208            --             600
and Marketing segment

Alan D. Wilson, Vice             1/29/00   200,904          --        --         --          --        10,000           3,000
President. Also, President,      1/30/99   175,231      60,000    20,000     80,000      10,000        12,000             600
Textile Services segment         1/31/98   165,000     154,047        --    154,047          --            --             600

---------

<F1> Includes participant deferrals under the Retirement Savings Plan for all
     Named Executive Officers.
<F2> Participants in the Stock Bonus and Incentive Plan (the "Plan") may elect to receive up to 50% of their incentive compensation in shares of the Company's Common Stock ("elected shares") in lieu of cash. Elected shares cannot be sold for three years. Additionally, participants receive restricted shares in the Company's Common Stock ("matching shares") with a fair market value equal to one-half of that portion of the incentive compensation which participants elected to take in Common Stock.
     Restricted shares of Common Stock (both "elected shares" and "matching shares") were issued to participants based upon the fair market value (the average of the high/low transaction prices) of the Common Stock on the date of issuance. Elected shares are reported under the "noncash" column, while matching shares are reported under the "Restricted Stock Awards" column. None of the persons named above received elected shares for fiscal 2000. Participants receive dividends on all restricted shares. The ability of participants to elect to receive a portion of his or her annual incentive award in shares of the Company's Common Stock under the Plan was suspended for fiscal year 2000.



                                 14


<F3> At the end of the last fiscal year, the following Named Executive Officers held the following number of shares of restricted stock issued under the Stock Bonus and Incentive Plan (elected and matching shares): Mr. Hubble, 7,285 shares with an aggregate value of $69,207, Mr. Armstrong, 6,626 shares with an aggregate value of $62,947, Mr. Molloy, 1,711 shares with an aggregate value of $16,254, and Mr. Wilson, 3,587 shares with an aggregate value of $34,076. Matching shares become transferable in five years and are subject to forfeiture should the participant leave the Company prior to the expiration of five years, except in the case of death, disability, retirement after the age of 62 or, alternatively, attainment of age 55 and completion of at least ten years of service with the Company, or certain terminations after a Change of Control of the Company. Participants receive any dividends paid on matching shares.
<F4> Includes Company contributions to the Retirement Savings Plan on behalf of each of the Named Executive Officers to match calendar 1999 participant deferrals (included under Salary) made by each to such Plan.
<F5> Assumed position of Chairman, President and Chief Executive Officer on
     January 1, 1998.
<F6> 25,000 shares of restricted stock were issued to Mr. Hubble on January 2,
     1998, pursuant to his employment agreement. The shares vest in equal amounts over a period of three years which began January 1, 1999 and are forfeitable if Mr. Hubble's employment terminates prior to vesting for any reason other than death or disability or a "Triggering Transaction". One-third of these shares vested on January 1, 2000. At the end of the fiscal year, the remaining restricted shares had an aggregate value of $79,173.
<F7> Until June 21, 1999, Mr. Burnham was Vice-President and President of Life
     Uniform and Shoe Shops.
<F8> Includes $84,583 in severance payments pursuant to Mr. Burnham's employment agreement.
<F9> Assumed position of Vice President, General Counsel and Secretary on March
     1, 1999.

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                 AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS

    All of the current Named Executive Officers have employment agreements with the Company (referred to herein individually as an "Employment Agreement" and collectively as the "Employment
Agreements") that define the Named Executive Officer's employment relationship with the Company. The Employment Agreements protect the Named Executive Officers from certain terminations of employment with the Company, both prior to and after a "Triggering
Transaction". The definition of a "Triggering Transaction" (as defined in each of the Employment Agreements) varies depending on the executive and his responsibilities. In the case of an executive who has responsibilities relating to all of the Company's business lines, it refers to a sale or change in control of at least two of the Company's three operating lines of business. In the case of an executive who has responsibility for one of the Company's operating lines of business, it refers to a sale or change in control of that operating line of business. In all cases it includes the sale or change in control of the entire Company. The Employment Agreements for all but Mr. Hubble provide that if, during the term of the Employment Agreement, a Triggering Transaction occurs and, within two years following the Triggering Transaction, the Company terminates the Named Executive Officer's employment without "cause", or the Named Executive Officer terminates his employment for "good reason", the Company will be required to pay to the Named Executive Officer 2.99 times the Named Executive Officer's then-current annual base salary. Mr. Hubble's Employment Agreement provides that if, during the term of the Employment Agreement, a Triggering Transaction occurs and, within three years following the Triggering Transaction, the Company terminates his employment without "cause", or he terminates his employment for "good reason", the Company will be required to pay him

2.99 times his then-current annual base salary and current incentive bonus. In addition, all stock options and unvested and restricted stock under the Company's stock option plans and the Stock Bonus and Incentive Plan will vest and/or become unrestricted, as the case may be. The remaining unvested restricted stock issued to Mr. Hubble will vest and all restrictions will be lifted. Messrs. Armstrong and Hubble will be entitled to enhanced supplemental retirement and medical and health benefits without cost to them for a period of ten years thereafter. Mr. Armstrong will also be entitled to enhanced supplemental deferred compensation benefits. These provisions also apply if, within six months following a termination by the Company without cause or by the Named Executive Officer with good reason, a Triggering Transaction occurs or a definitive agreement is executed that eventually results in a Triggering Transaction. The terms "good reason" and "cause" are defined in the Employment Agreements.

    The Employment Agreements also set out the employment arrangement if an executive's employment is terminated by the Company without cause or by the executive for good reason and no Triggering Transaction has occurred. The Company will be required to continue the then-current base salary for a period of two years in the case of Mr. Hubble, and for a period of one year for the other executive officers. In the case of Mr. Hubble, medical and health benefits shall be continued for a period of one year.

    If it is determined that any portion of the payments made to Mr. Hubble pursuant to his Employment Agreement would be subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay to Mr. Hubble an additional cash payment sufficient to place him in the same after-tax position as he would have been in had no excise tax been imposed.

    Under the terms of a special retirement agreement with Mr. Hubble (the "Hubble Retirement Agreement") the Company has agreed to pay to Mr. Hubble an annual retirement benefit starting at age 65 equal to $15,000 multiplied by the number of full years Mr. Hubble is employed by the Company. All benefits under the Hubble Retirement Agreement will be reduced by the amount of retirement benefits payable by the Company to Mr. Hubble under certain of the Company's other retirement benefit plans.

    In the event of termination of employment in connection with a Triggering Transaction, Mr. Wilson's Employment Agreement provides for the payment of certain enhanced benefits under a special retirement benefit agreement executed between Mr. Wilson and the Company on August 25, 1987 (the "Wilson Retirement Agreement"). The Wilson Retirement Agreement provides for a monthly retirement benefit of $8,333, payable over a ten-year period commencing on or after Mr. Wilson's 65th birthday. All benefits under the Wilson Retirement Agreement will be reduced by the amount of retirement benefits payable by the Company to Mr. Wilson under certain of the Company's other retirement and deferred compensation plans. Mr. Wilson's right to receive such special retirement benefits under the Wilson Retirement Agreement vests at the rate of 6% per year for each of Mr. Wilson's first ten years of employment with the Company and at the rate of 4% per year for each of Mr. Wilson's second ten years of employment. Mr. Wilson's Employment Agreement provides that in the event of a "Triggering Transaction" the vesting schedule of the Wilson Retirement Agreement shall be computed based upon the actual number of years Mr. Wilson had been employed by the Company plus five years, but in no event shall Mr. Wilson be deemed to be vested with respect to more than 100% of the benefit due. In any case, such benefits will fully vest in the event that Mr. Wilson reaches the age of 65 and has been continuously employed by the Company since the date of the Wilson Retirement Agreement.

    Under the terms of his employment agreement, the Company is paying to Mr. Burnham severance payments of $11,667 per month through July 21, 2000.

MANAGEMENT RETENTION AND INCENTIVE PLAN

    All of the Named Executive Officers except Mr. Hubble and
Mr. Frey have an agreement with the Company under the Management Retention and Incentive Plan that grants certain severance benefits in the event of certain terminations of employment after a "Change in Control" involving the Company (as defined in the plan). If an executive officer's employment with the Company is terminated by the Company without cause or by the employee for good reason, within two years after a Change in Control, the Company will make a payment ranging from 2.00 to 2.99 times the average Annual Compensation of the executive officer for the five full calendar years immediately preceding a Change in Control of the Company. "Annual Compensation" is generally defined as all wages, salary, bonuses, incentive compensation and all other amounts paid by the Company to the executive officer in consideration for services rendered, including all deferred compensation. In addition, the plan provides the terminated executive with outplacement counseling and certain medical benefits and health insurance. The executive officer will also be relieved of all non-compete obligations with respect to the Company.

    The differing scope of the term "Change in Control" in the Management Retention and Incentive Plan and the term "Triggering Transaction" in the Employment Agreements may result in an entitlement to payment under one arrangement but not the other, depending upon the circumstances. As a result, the severance benefits payable under the Employment Agreements are computed differently than under the Management Retention and Incentive Plan and may result in significantly different entitlements to a particular executive officer. In the event a severance benefit is payable under an Employment Agreement as a result of a Triggering Transaction and is payable under the Management Retention and Incentive Plan as a result of a Change in Control, the executive officer will be entitled to the larger of the two amounts.

TRUST AGREEMENTS

    Two separate trusts have been established with UMB Bank to fund certain benefits payable to key management personnel pursuant to certain employee benefit plans in the event the executive officer's employment is terminated following a "Change in Control" (as defined in the respective employee benefit plans.) The trusts relate to the benefits payable under the Deferred Compensation Option Plan for Selected Management Employees, the Supplemental Plan, and the Management Retention and Incentive Plan. In the event of a Change in Control or a potential Change in Control of the Company that is not approved by the Board of Directors of the Company, the Company will be required to deposit in each trust an amount equal to the difference between the maximum amount potentially payable under the plan or plans to all participants and the current value of the trust assets. Each trust can be revoked by the Company at any time prior to a Change in Control or potential Change in Control of the Company. The trust will terminate automatically on the third anniversary of the occurrence of the Change in Control. If the trust is revoked or terminated, all remaining trust assets will be returned to the Company. If the Company makes a deposit to a trust in connection with a potential Change in Control and an actual Change in Control does not occur within 90 days thereafter, the Board of Directors may adopt a resolution that the Change of Control is not imminent and the deposit should be returned by the trust to the Company. In the event the Company becomes bankrupt or insolvent, the assets of the trust will be subject to the claims of the general creditors of the Company.

                          RETIREMENT PLANS

    The Company has maintained a defined benefit Pension Plan since April 1, 1980. An employee earns benefits in any year equal to 0.25% of total compensation plus an additional 0.25% of that part of compensation which is in excess of one-half of the Social Security Taxable-Wage Base, plus, for each year of employment in excess of 15 years, an additional 0.05% of total compensation. Reduced benefits are payable at early retirement. Estimated annual benefits under the Pension Plan payable upon normal retirement to the Named Executive Officers are as follows: Mr. Hubble, $4,151; Mr. Armstrong, $14,886; Mr. Frey, $12,493; Mr. Molloy, $18,142; and Mr. Wilson, $15,433.
These figures assume that participants will remain with the Company until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation. With respect to Mr. Burnham, annual benefits under the Pension Plan payable at normal retirement were fixed upon the termination of his employment with the Company at $6,981.

    The Company also maintains the Supplemental Plan, a supplemental retirement benefit plan for a limited number of highly compensated officers and management personnel selected by the Compensation and Organization Committee. The "formula amount" of supplemental retirement benefit payable under the Supplemental Plan is determined by the Committee when the participant is invited to join the Plan and is subject to increase at the Committee's discretion. Additionally, the Committee may, at its discretion, reduce the formula amount or "freeze" the then vested benefit of certain participants. A full benefit is the participant's final average compensation multiplied by the formula amount (between 30% and 50%). A participant who has less than 30 years of service at retirement will receive a reduced amount of the otherwise fully vested formula amount, based on actual years of service. For the purposes of the Supplemental Plan, final average compensation means the average compensation paid during the three most highly compensated years of the participant's last five years of employment. Benefits are generally payable over 120 months beginning at age 65, but may extend for a period of up to 15 years. Any benefit payable under the Supplemental Plan will be reduced by benefits paid under the Pension Plan.

    Estimated annual benefits under the Supplemental Plan payable upon normal retirement over a ten-year period to the Named Executive Officers are as follows: Mr. Hubble, $38,444; Mr. Armstrong, $43,486; Mr. Frey, $13,453; Mr. Molloy, $81,523; and Mr. Wilson,
$63,498. These figures reflect a reduction for the benefit payable under the Pension Plan (or predecessor plan), and assume that participants will remain with the Company until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation. With respect to Mr. Burnham, annual benefits under the Supplemental Plan (net of benefits payable under the Pension Plan) payable at normal retirement were fixed upon the termination of his employment with the Company at $23,472.

                           STOCK OPTIONS

    The 1994 and 1999 Performance Plans allow grants of stock options and other rights relating to Common Stock. In general, whether exercising stock options is profitable depends on the relationship between the Common Stock's market price and the option's exercise price, as well as on the option holder's investment decisions.

    The following table sets forth information concerning stock option grants made in fiscal year 2000 to the Named Executive
Officers.


                                  OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                    --------------------------------------------
                                                   % OF
                                    NUMBER OF     TOTAL
                                    SECURITIES   OPTIONS
                                    UNDERLYING  GRANTED TO  EXERCISE
                                     OPTIONS    EMPLOYEES   OR BASE                   GRANT DATE
                                     GRANTED    IN FISCAL    PRICE    EXPIRATION    PRESENT VALUE
NAME                                   (#)       YEAR<F1>    ($/Sh)      DATE          ($)<F2>
----                                ----------  ----------  --------  ---------- --------------------
Don W. Hubble.....................    25,000      9.2%      14.3438   3/30/2009        $83,920
Theodore M. Armstrong.............    10,000      3.7%      14.3438   3/30/2009         33,568
Michael E. Burnham<F3>............    10,000      3.7%      14.3438   3/30/2009         33,568
Steven L. Frey....................    10,000      3.7%      16.1250   3/01/2009         37,737
Charles D. Molloy, Jr.............    10,000      3.7%      14.3438   3/30/2009         33,568
Alan D. Wilson....................    10,000      3.7%      14.3438   3/30/2009         33,568

-------
<F1> Based on 271,200 options granted during the fiscal year.
<F2> The fair market value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the underlying stock is sold, so that there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The Black-Scholes evaluation employed the following factors: risk-free rate of return of 6.1% based upon the ten-year Treasury Bill rate as of grant date, dividend yield of 4.2% based upon average annual dividend yield for the prior ten years, exercise term of ten years, stock price volatility of 23.6% based upon average stock price volatility for the prior seven years, and no adjustments for transferability of risk or forfeiture of the options.
<F3> Effective three months after Mr. Burnham's termination on June 21, 1999, these options terminated.

                                OPTION HOLDINGS

    This table shows the number and value of unexercised stock options for the Named Executive Officers during fiscal 2000.


                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                AND FISCAL YEAR-END OPTION VALUES
                                                                      NUMBER OF       VALUE OF
                                                                     SECURITIES      UNEXERCISED
                                                                     UNDERLYING     IN-THE-MONEY
                                              SHARES                 OPTIONS AT      OPTIONS AT
                                            ACQUIRED ON              FY-END (#)      FY-END ($)
                                             EXERCISE     VALUE     EXERCISABLE/    EXERCISABLE/
NAME                                            (#)      REALIZED   UNEXERCISABLE UNEXERCISABLE<F1>
----                                        -----------  --------   ------------- -----------------

Don W. Hubble.............................      --         $--      66,666/58,334       $0/0
Theodore M. Armstrong.....................      --          --      53,100/24,900        0/0
Michael E. Burnham........................      --          --                 --         --
Steven L. Frey............................      --          --           0/10,000        0/0
Charles D. Molloy, Jr.....................      --          --       7,000/25,000        0/0
Alan D. Wilson............................      --          --      25,500/27,000        0/0

-------
<F1> Based upon the average of the high/low transaction prices as reported on
     New York Stock Exchange Composite Tape on January 28, 2000.

                      STOCK PERFORMANCE GRAPH

    SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of the Company's Common Stock against Standard & Poor's 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. The Company utilizes the Value Line Industrial Services Index for comparison.

                              [graph]

                                               1/31/95      1/31/96      1/31/97     1/31/98      1/31/99      1/31/00
                                               -------      -------      -------     -------      -------      -------

Angelica...................................      100           80           79         100           68           45
S&P 500....................................      100          139          175         223          295          323
Value Line Industrial Services.............      100          146          220         301          242          347

 (ASSUMES $100 INVESTED ON JANUARY 31, 1995 AND THAT DIVIDENDS ARE
                            REINVESTED.)

    PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE
UNITED STATES. SHAREHOLDERS OF RECORD ALSO HAVE THE OPTION OF VOTING BY TELEPHONE OR INTERNET, AS DESCRIBED ON THE PROXY CARD.

St. Louis, Missouri
April 13, 2000

                             ANGELICA CORPORATION
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

-----------------------------------------------------------------------------
                      YOU CAN VOTE IN ONE OF THREE WAYS
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                               VOTE BY TELEPHONE
-----------------------------------------------------------------------------

It's fast, convenient, and your vote is immediately confirmed and posted.

1.   Read the accompanying Proxy Statement.
2. Using a touch-tone telephone, call Toll Free 1-800-758-6973 and follow the recorded instructions.
3. Enter your Control Number, which is located in the lower right-hand corner of your proxy card.
4.   Follow the recorded instructions.

Please note that all votes cast by Telephone must be made prior to 5:00 p.m. CST, May 22, 2000.

-----------------------------------------------------------------------------
                                VOTE BY INTERNET
-----------------------------------------------------------------------------

It's fast, convenient, and your vote is immediately confirmed and posted.

1.   Read the accompanying Proxy Statement.
2.   Go to website http://www.umb.com/proxy and follow the instructions on
                   ------------------------
     the screen.

Please note that all votes cast by Internet must be made prior to 5:00 p.m. CST, May 22, 2000.

                      IF YOU VOTE BY TELEPHONE OR INTERNET,
                  PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL.

-----------------------------------------------------------------------------
                                  VOTE BY MAIL
-----------------------------------------------------------------------------

To vote by mail, read the accompanying Proxy Statement then complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.



 IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, DETACH PROXY CARD AND RETURN.


                              ANGELICA CORPORATION
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 2000
-----------------------------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES LISTED
-----------------------------------------------------------------------------

1.   ELECTION OF DIRECTORS to serve for three-year terms expiring in 2003:

     (01)  David A. Abrahamson and (02) William P. Stiritz

     [ ]   FOR all nominees listed.
     [ ]   FOR all nominees listed except                     .
                                         ---------------------
     [ ]   TO WITHHOLD AUTHORITY to vote for all nominees listed.

2. In such manner as said proxies may in their discretion determine, upon such other matters as may properly come before the meeting.

THE ANNUAL MEETING WILL BE HELD AT THE SAINT LOUIS CLUB, 14TH FLOOR, 7701 FORSYTH BOULEVARD, CLAYTON, MISSOURI.


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR
NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY CARD BELOW, OR VOTE BY TELEPHONE OR INTERNET.





                             (Fold And Detach Here)

-----------------------------------------------------------------------------

The undersigned hereby appoints Don W. Hubble and Steven L. Frey, and each of them, the proxy of the undersigned, each with power of substitution, to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Angelica Corporation to be held on May 23, 2000, and at any adjournment thereof; provided, however, that said shares shall be voted as specified on the reverse side hereof.

This proxy is solicited by the Board of Directors. Unless otherwise indicated this proxy will be voted FOR the election of all of the nominees listed.

                                    Date:                             , 2000.
                                         -----------------------------

                                    -----------------------------------------

                                    -----------------------------------------
                                         SIGNATURE OF SHAREHOLDER(S)

                                    (Please sign the proxy exactly as name
                                    appears hereon. Joint owners should each sign personally. Corporate proxies should be signed by authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.)

                                    [ ]  Check here if you plan to attend the
                                         Annual Meeting.

                                    PLEASE MARK, SIGN, DATE AND RETURN IN THE
                                    ENCLOSED ENVELOPE.

                       APPENDIX

     Page 20 of the printed proxy statement contains a Stock Performance Graph. The information plotted in the graph is presented in a tabular format immediately following the graph.